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Exhibit 32.1

JDS UNIPHASE CORPORATION
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the "Company") for the year ended June 29, 2013 as filed with the Securities and Exchange Commission (the "Report"), I, Thomas H. Waechter, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

        This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Dated: August 23, 2013

/s/ THOMAS H. WAECHTER Thomas H. Waechter Chief Executive Officer (Principal Executive Officer)

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  Exhibit 32.1
JDS UNIPHASE CORPORATION CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002